Exhibit 99.1

For Immediate Release

Date: October 24, 2006

Contacts:	J. Williar Dunlaevy	Stephen M. Conley

	Chairman & Chief Executive Officer	Chief Financial Officer

Phone:	413-445-3500	413-445-3530

Email:	bill.dunlaevy@legacybanks.com	steve.conley@legacybanks.com
Legacy Bancorp, Inc. Reports Results for Quarter Ended September 30, 2006
PITTSFIELD, MASSACHUSETTS (October 24, 2006): Legacy Bancorp, Inc. (the “Company” or “Legacy”) (NASDAQ: LEGC), the bank holding company for Legacy Banks (the “Bank”), today reported net income of $1.3 million, or $0.14 per diluted share for the quarter ended September 30, 2006, which represents an increase of $23,000 or 1.8% from $1.3 million net income in the same quarter of 2005. Year to date, the Company has generated net income of $3.4 million, an increase of $179,000, or 5.6% from the first nine months of 2005.
Legacy completed its mutual-to-stock conversion and related stock offering on October 26, 2005, with the issuance of 10,308,600 shares (including 763,600 shares issued to The Legacy Banks Foundation). The total shares outstanding resulted in a book value per share and tangible book value per share of $14.51 and $14.21, respectively, at September 30, 2006.
J. Williar Dunlaevy, Chief Executive Officer, commented “Working in the economic environment of an inverted yield curve for most of 2006 has been challenging for Legacy, as it has been for the banking industry as a whole. Banks, Legacy included, are experiencing significant pressure on the net interest margin. This has been mitigated to a great extent by the capital we raised almost a year ago with our stock offering. Our strategy of closely managing the margin while also maintaining modest deposit and loan growth has been successful, and is consistent with our long term growth strategy.
“As part of that strategy, during the third quarter we opened a Loan Production Office (LPO) in the Albany-Troy-Schenectady (NY) market, and began construction on two new branch offices in Berkshire County (MA).
“We also have strategically added several professionals to staff who are focused on growing different parts of our business, including at our new LPO. While these strategies have an immediate impact on payroll, they will help grow the company and revenue over the long term. Professional fees are high as this is our first year as a public company. These expenses include our Sarbanes Oxley internal control compliance program, which we are pursuing in a manner that should add value and efficiency on a long term basis.”
The Company’s balance sheet increased by $27.1 million, or 3.5%, from $778.3 million at December 31, 2005 to $805.4 million at September 30, 2006. Within the overall asset growth, the gross loan portfolio, excluding loans held for sale, increased by $27.6 million, or 5.0% in the nine months of 2006. In particular, residential mortgage balances increased by $14.4 million, or 4.7% to $322.4 million, and the commercial real estate and other commercial loans increased $9.7 million, or 5.3% to $190.9 million.
The investment portfolio has decreased by $1.5 million, or 0.8% as these funds, which had increased substantially in the fourth quarter of 2005 due to the short-term investment of a portion of the monies received in the stock offering, were used to partially fund loan growth. Cash and cash equivalents remained basically flat at $19.2 million at the end of both periods.
In the nine months ended September 30, 2006, the Company’s deposits increased by $32.6 million, or 6.9%, to $507.1 million. Driving the success was the growth in certificates of deposit due to the Bank’s promotion of CD specials, as well as increases in LifePath Savings and certain money market accounts. Advances from the FHLBB have decreased by $8.0 million or 5.5% as of September 30, 2006 as compared to the end of 2005, due to the success in growing deposits. The overall increase in stockholders’ equity of $3.4 million, or 2.3% for the first nine months of 2006 was driven primarily by the contribution of $3.4 million from net income, offset somewhat by the payment of three separate dividends of $286,000 each, and a decrease of $273,000 in the unrealized loss on available for sale investment securities due to changes in market rates.
Asset quality remains strong at the close of the third quarter, with non-performing assets as a percentage of total assets at 0.08% as of September 30, 2006. The provision for loan losses decreased by $194,000 as compared to the same period of 2005, resulting in a $95,000 credit in the third quarter of 2006. The provision has decreased by $231,000 in the first nine months of 2006 as compared to the same period in 2005. This decrease was a reflection of both the difference in the amount of and mix of loan growth for the respective periods, as well as the receipt of some loan recoveries in the second and third quarters of 2006. The allowance for loan losses stood at 0.81% of total loans at September 30, 2006 as compared to 0.77% at December 31, 2005.
The Company’s net interest margin (“NIM”) was 3.11% for the three months ended September 30, 2006, a decrease of 7 basis points from the second quarter of 2006, and 9 basis points compared to the third quarter of 2005. Year to date the NIM was 3.20%, the same as it was for the first nine months of 2005. The 2006 year to date NIM has benefited from the increase in higher-yielding commercial and home-equity loans as well as the proceeds from the stock offering, but has also seen significant pressure due to the yield curve being relatively flat or partially inverted at times during the year.
Non-interest income for the quarter totaled $1.1 million, a decrease of $126,000, or 10.0% compared to the third quarter of 2005. The decrease was mostly attributable to decreases in the gains or losses on sales of securities and gains on the sale of mortgages. Operating expenses increased by $606,000, or 13.8% for the third quarter of 2006, and $2.3 million, or 16.9% year to date as compared to the same periods in the prior year. These increases have occurred primarily in salaries and benefits and occupancy expenses, as well as the costs associated with being a public company, including audit, legal and consulting fees and fees related to complying with the provisions of the Sarbanes-Oxley Act of 2002. The Company’s core efficiency ratio for the quarter (GAAP efficiency ratio net of effect of non-core adjustments) increased to 71.7% from 67.2% in the year earlier period primarily due to the increase in operating expenses and pressure on the net interest margin as outlined above. Year to date the efficiency ratio has increased to 73.9% in 2006 from 70.3% in the first nine months of 2005.
CONFERENCE CALL
J. Williar Dunlaevy, Chairman and Chief Executive Officer, and Stephen M. Conley, Chief Financial Officer, will host a conference call at 2:00 p.m. (EST) on Wednesday, October 25, 2006. Persons wishing to access the conference call may do so by dialing 877-407-9205. Replays of the conference call will be available beginning October 25, 2006 at 6:00 p.m. (EST) through November 4, 2006 at 11:59 p.m. (EST) by dialing 877-660-6853 and using Account #286 and Conference ID #216468 (both numbers are needed to access the replay).
FORWARD LOOKING STATEMENTS
Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Legacy Bancorp is engaged and changes in the securities market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures, such as core efficiency ratio, provides investors with information useful in understanding our financial performance, our performance trends and financial position. A reconciliation of non-GAAP to GAAP financial measures is included in the accompanying financial tables, elsewhere in this report.

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and due from banks	$10,941	$11,440
Short-term investments	8,263	7,792

Cash and cash equivalents	19,204	19,232
Securities and other investments	178,459	179,921
Loans held for sale	448	126
Loans, net of allowance for loan losses of $4,691 in 2006 and $4,220 in 2005	575,063	547,500
Premises and equipment, net	14,372	14,236
Accrued interest receivable	3,708	3,235
Goodwill, net	3,085	3,085
Net deferred tax asset	5,252	5,258
Bank-owned life insurance	4,343	4,153
Other assets	1,483	1,584

Total Assets	$805,417	$778,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$507,146	$474,464
Securities sold under agreements to repurchase	3,532	4,999
Federal Home Loan Bank advances	137,877	145,923
Mortgagors’ escrow accounts	1,269	931
Accrued expenses and other liabilities	5,999	5,847

Total liabilities	655,823	632,164

Commitments and contingencies
Stockholders’ Equity
Preferred Stock ($.01 par value, 10,000,000 shares authorized, none issued or outstanding)	—	—
Common Stock ($.01 par value, 40,000,000 shares authorized, 10,308,600 issued and outstanding at June 30, 2006 and December 31, 2005)	103	103
Additional paid-in-capital	100,269	100,202
Unearned Compensation — ESOP	(9,702)	(10,252)
Retained earnings	59,740	57,202
Accumulated other comprehensive loss	(816)	(1,089)

Total stockholders equity	149,594	146,166

Total Liabilities and Stockholders’ Equity	$805,417	$778,330

LEGACY BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Interest and dividend income:
Loans	$9,235	$7,925	$26,609	$22,791
Securities:
Taxable	1,865	1,222	5,424	3,569
Tax-Exempt	62	51	177	124
Short-term investments	85	96	296	190

Total interest and dividend income	11,247	9,294	32,506	26,674

Interest expense:
Deposits	3,737	2,226	9,706	5,883
Federal Home Loan Bank advances	1,629	1,681	4,812	4,969
Other borrowed funds	31	25	99	63

Total interest expense	5,397	3,932	14,617	10,915

Net interest income	5,850	5,362	17,889	15,759
Provision (credit) for loan losses	(95)	99	245	476

Net interest income, after provision (credit) for loan losses	5,945	5,263	17,644	15,283

Non-interest income:
Customer service fees	686	701	1,994	2,039
Portfolio management fees	240	228	739	667
Income from bank owned life insurance	89	96	142	139
Insurance, annuities and mutual fund fees	58	48	122	120
Gain (loss) on sales of securities, net	(14)	61	152	138
Loss on impairment of securities	—	—	—	(25)
Gain on sales of loans, net	58	117	124	186
Miscellaneous	11	3	32	7

Total non-interest income	1,128	1,254	3,305	3,271

Non-interest expenses:
Salaries and employee benefits	2,885	2,570	8,670	7,644
Occupancy and equipment	613	540	1,886	1,640
Data processing	501	475	1,471	1,398
Professional fees	335	133	1,101	394
Advertising	165	166	553	515
Other general and administrative	512	521	1,873	1,710

Total non-interest expenses	5,011	4,405	15,554	13,301

Income before income taxes	2,062	2,112	5,395	5,253
Provision for income taxes	759	832	1,998	2,035

Net income	$1,303	$1,280	$3,397	$3,218

Earnings per share
Basic	$0.14	n/a	$0.36	n/a
Diluted	$0.14	n/a	$0.36	n/a
Weighted average shares outstanding
Basic	9,566,530	n/a	9,552,888	n/a
Diluted	9,566,530	n/a	9,552,888	n/a

LEGACY BANCORP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA (UNAUDITED)
(Dollars in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Financial Highlights:
Net interest income	$5,850	$5,362	$17,889	$15,759
Net income	1,303	1,280	3,397	3,218
Per share data:
Earnings — basic	0.14	n/a	0.36	n/a
Earnings — diluted	0.14	n/a	0.36	n/a
Dividends declared	0.03	n/a	0.09	n/a
Book value per share — end of period	14.51	n/a	14.51	n/a
Tangible book value per share — end of period	14.21	n/a	14.21	n/a
Ratios and Other Information:
Return on average assets	0.66%	0.72%	0.57%	0.62%
Return on average equity	3.56%	8.18%	3.10%	7.00%
Net interest rate spread (1)	2.32%	2.88%	2.48%	2.90%
Net interest margin (2)	3.11%	3.20%	3.20%	3.20%
Efficiency ratio (3)	71.7%	67.2%	73.9%	70.3%
Average interest-earning assets to average interest-bearing liabilities	127.45%	113.81%	127.55%	113.49%
At period end:
Stockholders’ equity	149,594	61,813
Total assets	805,417	737,728
Equity to total assets	18.6%	8.4%
Non-performing assets to total assets	0.08%	0.16%
Non-performing loans to total loans	0.11%	0.22%
Allowance for loan losses to non-performing loans	749.36%	356.20%
Allowance for loan losses to total loans	0.81%	0.78%
Number of full service offices	10	10

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

	Three Months Ended September 30, 2006			Three Months Ended September 30, 2005
	Average Outstanding			Average Outstanding
	Balance	Interest	Yield/ Rate(1)	Balance	Interest	Yield/ Rate(1)
	(Dollars in thousands)
Interest-earning assets:
Loans — Net (2)	$572,365	$9,235	6.45%	$527,776	$7,925	6.01%
Investment securities	174,439	1,927	4.42%	129,848	1,273	3.92%
Short-term investments	6,455	85	5.27%	11,735	96	3.27%

Total interest-earning assets	753,259	11,247	5.97%	669,359	9,294	5.55%
Non-interest-earning assets	41,496			39,286

Total assets	$794,755			$708,645

Interest-bearing liabilities:
Savings deposits	$56,515	62	0.44%	$70,179	75	0.43%
LifePath Savings	80,499	856	4.25%	73,628	453	2.46%
Money market	52,133	421	3.23%	62,232	286	1.84%
NOW accounts	37,220	36	0.39%	41,108	23	0.22%
Certificates of deposits	219,435	2,362	4.31%	182,347	1,389	3.05%

Total deposits	445,802	3,737	3.35%	429,494	2,226	2.07%
Borrowed Funds	145,218	1,660	4.57%	158,636	1,706	4.30%

Total interest-bearing liabilities	591,020	5,397	3.65%	588,130	3,932	2.67%
Non-interest-bearing liabilities	57,262			57,913

Total liabilities	648,282			646,043
Equity	146,473			62,602

Total liabilities and equity	$794,755			$708,645

Net interest income		$5,850			$5,362

Net interest rate spread (3)			2.32%			2.88%
Net interest-earning assets (4)	$162,239			$81,229

Net interest margin (5)			3.11%			3.20%
Average interest-earning assets to interest-bearing liabilities			127.45%			113.81%

(1)	Yields and rates for the three months ended September 30, 2006 and 2005 are annualized.

(2)	Includes loans held for sale.

(3)	Net interest rate spread represents the difference between the yield on total average interest-earning assets and the cost of total average interest-bearing liabilities for the three months ended September 30, 2006 and 2005.

(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

	Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005
	Average Outstanding			Average Outstanding
	Balance	Interest	Yield/ Rate(1)	Balance	Interest	Yield/ Rate(1)
	(Dollars in thousands)
Interest-earning assets:
Loans — Net (2)	$561,975	$26,609	6.31%	$519,339	$22,791	5.85%
Investment securities	175,121	5,601	4.26%	128,952	3,693	3.82%
Short-term investments	8,199	296	4.81%	8,982	190	2.82%

Total interest-earning assets	745,295	32,506	5.82%	657,273	26,674	5.41%
Non-interest-earning assets	41,041			37,708

Total assets	$786,336			$694,981

Interest-bearing liabilities:
Savings deposits	$58,341	191	0.44%	$71,077	228	0.43%
LifePath Savings	74,426	2,032	3.64%	70,260	1,189	2.26%
Money market	52,865	1,109	2.80%	60,214	675	1.49%
NOW accounts	38,159	80	0.28%	39,175	62	0.21%
Certificates of deposits	210,957	6,294	3.98%	176,063	3,731	2.83%

Total deposits	434,748	9,706	2.98%	416,789	5,885	1.88%
Borrowed Funds	149,577	4,911	4.38%	162,360	5,030	4.13%

Total interest-bearing liabilities	584,325	14,617	3.34%	579,149	10,915	2.51%
Non-interest-bearing liabilities	56,086			54,721

Total liabilities	640,411			633,870
Equity	145,925			61,111

Total liabilities and equity	$786,336			$694,981

Net interest income		$17,889			$15,759

Net interest rate spread (3)			2.48%			2.90%
Net interest-earning assets (4)	$160,970			$78,124

Net interest margin (5)			3.20%			3.20%
Average interest-earning assets to interest-bearing liabilities			127.55%			113.49%

(1)	Yields and rates for the nine months ended September 30, 2006 and 2005 are annualized.

(2)	Includes loans held for sale.

(3)	Net interest rate spread represents the difference between the yield on total average interest-earning assets and the cost of total average interest-bearing liabilities for the nine months ended September 30, 2006 and 2005.

(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Reconciliation of Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are expected to be non-recurring and to exclude the effects of amortization of intangible assets (in the case of the efficiency ratio). Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Net Income (GAAP)	$1,303	$1,280	$3,397	$3,218
Less: Loss or (Gain) on sale or impairment of securities, net	14	(61)	(152)	(113)
Adjustment: Income taxes	(5)	24	56	44

Net Income (Core)	$1,312	$1,243	$3,301	$3,149

Efficiency Ratio (GAAP)	71.7%	67.2%	73.9%	70.3%
Effect of non-core adjustments	—	—	—	—

Efficiency Ratio (Core)	71.7%	67.2%	73.9%	70.3%